DREXLER TECHNOLOGY CORPORATION

                       AMENDMENT TO 1991 STOCK OPTION PLAN

I, the undersigned, hereby certify that:

      1. I am a duly elected and acting Assistant Secretary of Drexler Technology Corporation, a Delaware corporation (the "Company").

      2. On May 27, 1999, the Board of Directors of the Company approved, subject to stockholder approval, an amendment to the Company's 1991 Stock Option Plan (the "Plan") to increase the aggregate number of shares in the Plan by 300,000 shares, from 2,850,000 to 3,150,000 shares (the "Amendment").

      3. On September 24, 1999, the Amendment was approved by an affirmative vote of the majority of stockholders represented in person or by proxy at the Company's Annual Meeting of Stockholders.

      4. Under the EDGAR filing system of the Securities and Exchange Commission, a copy of the Plan was most recently filed in its entirety as
Exhibit 10.6.6 to the Company's Report on Form 10-K for the fiscal year ended March 31, 1998.

      5. By means of this Exhibit 10.1 to the Company's Report on Form 10-Q for the fiscal second quarter ended September 30, 1999 Sections 2 and 9 of the Plan, as amended, are filed as shown below:

Section 2 of the Plan is amended to read as follows:

      2. STOCK SUBJECT TO PLAN. The Company shall reserve 3,150,000 shares of its $0.01 par value Common Stock (hereinafter called the "Shares") to be issued upon exercise of the options which may be granted from time to time under this Plan. In addition, those of the shares reserved for issuance under the Company's 1986 Stock Option Plan on March 1, 1991, (i) which were not then subject to outstanding options or (ii) which were then subject to outstanding options which subsequently lapse, shall also be reserved for issuance pursuant to the exercise of options granted from time to time under this Plan. As it may from time to time determine, the Board of Directors of the Company (hereinafter called the "Board") may authorize that the Shares may be comprised, in whole or in part, of authorized but unissued shares of the Common Stock of the Company or of issued shares which have been reacquired. If options granted under this Plan terminate or expire before being exercised in whole or in part, the Shares subject to those options which have not been issued may be subjected to subsequent options granted under this Plan.


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The first paragraph of Section 9 of the Plan is amended to read as follows:

      9. EFFECTIVE DATE AND TERMINATION OF PLAN. This Plan was adopted by the Board of Directors on November 30, 1990, and was approved by the shareholders on March 1, 1991. This Plan has been amended from time as permitted hereunder, most recently on May 27, 1999. The Board may terminate this Plan at any time. If not earlier terminated, this Plan shall terminate November 30, 2000. Termination of this Plan will not affect rights and obligations theretofore granted and then in effect.

Dated: September 24, 1999

                               /s/ Johanna P. Protsik

                               Johanna P. Protsik
                               Assistant Secretary


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